EXHIBIT 99.2



                       SHARE TRANSFER RESTRICTION AGREEMENT


          SHARE TRANSFER RESTRICTION AGREEMENT, dated as of September 2, 1999 (this "Agreement"), among certain shareholders listed on the signature pages hereto of Global Crossing Ltd., a company formed under the laws of Bermuda (the "Global Shareholders" and "Global", respectively) and certain shareholders listed on the signature pages hereto of Frontier Corporation, a New York corporation (the "Frontier Shareholders" and "Frontier", respectively) on the one hand, and Global on the other hand. The Global Shareholders and Frontier Shareholders are referred to herein collectively as the "Shareholders".

     A. Global, Frontier and GCF Acquisition Corp. ("Merger Sub") are parties to that certain Agreement and Plan of Merger, dated as of March 16, 1999, as amended by Consent and Amendment No. 1, dated as of May 16, 1999, and by Amendment No. 2, dated as of September 2, 1999 (as amended, the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into Frontier (the "Merger").

     B. Each Global Shareholder beneficially owns shares of Common Stock, par value $.01 per share, of Global (the "Global Common Stock"). Each Frontier Shareholder beneficially owns shares of Common Stock, par value $1.00 per share, of Frontier (the "Frontier Common Stock"). Upon consummation of the Merger, each share of Frontier Common Stock will be converted into the right to receive shares of Global Common Stock as set forth in the Merger Agreement and each Frontier Shareholder shall beneficially own shares of Global Common Stock as a result of the consummation of the transactions contemplated by the Merger Agreement. All such shares of Frontier Common Stock, together with any other shares of capital stock of Frontier any such Frontier Shareholder acquires prior to the Effective Time (as defined in the Merger Agreement) of the Merger and the shares of Global Common Stock received by each Frontier Shareholder in the Merger and all such shares of Global Common Stock held by each Global Shareholder, together with any other shares of capital stock of Global any such Shareholder hereinafter acquires, are referred to as the "Subject Shares".

     C. The Shareholders and Global desire to enter into this Agreement to provide for, among other things, certain restrictions on the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares from the date hereof until the termination of this Agreement.

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     D.   Each Shareholder acknowledges that Global and Frontier are entering into Amendment No. 2 to the Merger Agreement in reliance on the covenants and other agreements of the Shareholders set forth in this Agreement.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          SECTION 1.      Covenants of the Shareholders.

          1.1 Transfer of Subject Shares. During the term of this Agreement, each Shareholder shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares; provided, that each Shareholder shall be permitted to transfer ownership of Subject Shares (i) in connection with donations to charitable organizations, (ii) pledges or similar security arrangements with third party lenders, (iii) if consented to, prior to the Effective Time, by Global and Frontier, (iv) if consented to, subsequent to the Effective Time, by a committee (the "Committee") of the Board of Directors of Global consisting of one former representative of Frontier (the "Frontier Representative") and one Global member (such consent not to be unreasonably withheld), (v) in connection with a qualified or other domestic relations order or other judicial order, and (vi) in connection with transfers made solely for estate planning purposes, so long as the transferee agrees in writing to be bound by the terms of this Agreement. For the purpose of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, or other disposition of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitation, the "beneficial ownership" of such Subject Shares (as determined pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended).

          1.2 Further Assurances. Each Shareholder shall execute and deliver during the term of this Agreement, such further certificates, agreements and other documents as Global determines in its sole discretion are necessary or appropriate to implement the restrictions on transfer of the Subject Shares contained in Section 1.1 hereof.

          SECTION 2. Representations and Warranties of the Shareholders. Each Shareholder severally represents and warrants to Global as follows:

          2.1 Power and Authority. Each Shareholder has all requisite power and authority to execute and deliver and perform its obligations under this Agreement.

          2.2 Authorization; Contravention. The execution and delivery by each Shareholder of this Agreement and the performance by it of its

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obligations under this Agreement have,  (1) in the case of each Shareholder that is a corporation, been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a violation pursuant to, (A) in the case of each Shareholder that is a corporation, any provision of its certificate of incorporation or bylaws, or similar organizational document, or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder, the Subject Shares or any of such Shareholder's other properties or assets.

          2.3 Binding Effect. This Agreement, when executed and delivered by each Shareholder will constitute a valid and binding obligation of such Shareholder, enforceable against such Shareholder, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          2.4 Litigation. There is no action, suit, investigation, complaint or other proceeding pending against any Shareholder or, to the knowledge of any Shareholder, threatened against any Shareholder or any other entity or person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) performance by any party of its obligations under this Agreement.

          SECTION 3.  Miscellaneous Provisions.

          3.1  No Waivers; Remedies; Specific Performance.

               3.1.1 No failure or delay by Global in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

               3.1.2 In view of the uniqueness of the obligations contained in this Agreement and the fact that Global would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each of the Shareholders therefore agrees that Global shall be entitled to specific enforcement of the terms of this


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          Agreement in addition to any other remedy to which Global may be entitled, at law or in equity.

          3.2 Amendments, etc. No amendment, modification, termination, or waiver of any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the Shareholder thereby affected and by Global and Frontier if prior to the Effective Time, and by the Committee if subsequent to the Effective Time, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          3.3  Successors and Assigns; Third Party Beneficiaries.

               3.3.1 No party shall assign any of its rights or delegate any of its obligations under this Agreement. Any assignment or delegation in contravention of this Section 3.3.1 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

               3.3.2 The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

          3.4 Governing Law. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto, shall be governed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

          3.5 Severability of Provision. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          3.6 Term. This Agreement shall be effective as of the date specified in the first paragraph of this Agreement, and shall terminate upon the first to occur of (i) that date which is six months after the Effective Time of the Merger and (ii) the termination of the Merger Agreement pursuant to Section 7.1 thereof (the "Termination Date").

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          3.7  Survival.  Each representation, warranty or covenant shall remain in full force and effect until the Termination Date.

          3.8 Submission to Jurisdiction; Waiver. Each Shareholder and Global irrevocably agrees that any legal action or proceeding with respect to this Agreement may be brought and determined in the courts of the State of New York, and each Shareholder and Global hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. Each Shareholder and Global hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 3.8, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $250,000 and the parties intend that Section 5-1401 of the New York General Obligations will apply to this Agreement.

          3.9 Waiver of Jury Trial. Each party, as a condition of its right to enforce or defend any right under or in connection with this Agreement, waives any right to a trial by jury in any action to enforce or defend any right under this Agreement and agrees that any action shall be tried before a court and not before a jury.

          3.10 Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given to Global and Frontier at its address stated in
Section 8.2 of the Merger Agreement and all notices to the Shareholders shall be given at their respective addresses in the records of Global, or Frontier, as the case may be, or, in each case, at any other address as the party may specify for this purpose by notice to the other parties.




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          3.11  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.













































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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                          GLOBAL SHAREHOLDERS


                                  /s/ William Carter, Jr.
                                  Name:     William Carter, Jr.

                                  /s/ Dan Cohrs
                                  Name:     Dan Cohrs

                                  /s/ John Comparin
                                  Name:     John Comparin

                                  /s/ Wallace S. Dawson
                                  Name:     Wallace S. Dawson

                                  /s/ James Gorton
                                  Name:     James Gorton

                                  /s/ Robert Sheh
                                  Name:     Robert Sheh

                                  /s/ Thomas J. Casey
                                  Name:     Thomas J. Casey

                                  /s/ Jack M. Scanlon
                                  Name:     Jack M. Scanlon

                                  /s/ Robert Annunziata
                                  Name:     Robert Annunziata

                                  /s/ William E. Conway
                                  Name:     William E. Conway

                                  /s/ Dean C. Kehler
                                  Name:     Dean C. Kehler

                                  /s/ Geoffrey J.W. Kent
                                  Name:     Geoffrey J.W. Kent

                                  /s/ Jay R. Levine
                                  Name:     Jay R. Levine

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                                  /s/ William P. Phoenix
                                  Name:     William P. Phoenix

                                  /s/ Bruce Raben
                                  Name:     Bruce Raben


                                  FRONTIER SHAREHOLDERS

                                  /s/ Robert Barrett
                                  Name:     Robert Barrett

                                  /s/ Joseph P. Clayton
                                  Name:     Joseph P. Clayton

                                  /s/ Rolla P. Huff
                                  Name:     Rolla P. Huff





































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